Exhibit 99.6

. Please mark your votes as indicated in this example KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY This Proxy when properly executed will be voted as directed. If no direction is given with respect to a particular proposal, this Proxy will be voted for such proposal. This Proxy also delegates discretionary authority to the proxies to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. For Against Abstain PROPOSAL 1. To adopt the merger agreement and approve the transactions contemplated thereby. The Board of Directors recommends a vote “FOR” Proposal 1. . . . PROPOSAL 2. To approve, on a non-binding advisory basis, certain compensatory arrangements between Auxilium and its named executive officers relating to the merger. The Board of Directors recommends a vote “FOR” Proposal 2. . . . PROPOSAL 3. To adjourn the Auxilium special meeting, or any adjournment thereof, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the transactions contemplated thereby. The Board of Directors recommends a vote “FOR” Proposal 3. . . . NOTE : Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians and others acting in a representative capacity should indicate the capacity in which they sign and give their full title as such. If a corporation, please indicate the full corporate name and have an authorized officer sign, stating title. If a partnership, please sign in partnership name by an authorized person. Date Share Owner Sign Here Joint Owner Sign Here MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT .

PROXY AUXILIUM PHARMACEUTICALS, INC. This Proxy is solicited on behalf of the Board of Directors for the Special Meeting of Stockholders The undersigned, revoking all prior proxies, hereby appoints Adrian Adams and Andrew I. Koven, and each of them, each with the power to appoint his substitute, the true and lawful proxy holders of the undersigned, and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of common stock of Auxilium Pharmaceuticals, Inc. (the “Company”) held of record by the undersigned on [________ __], 2014, at the Special Meeting of Stockholders of the Company to be held on [________ __], 2014 (the “Meeting”) at [.] a.m., local time, at its offices at 640 Lee Road, Chesterbrook, Pennsylvania 19087, and any adjournments or postponements thereof. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE ENCLOSED ENVELOPE IS MAILED IN THE UNITED STATES. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO THE PROXIES TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IMPORTANT — CONTINUED AND TO BE SIGNED ON REVERSE SIDE